UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2023

GOLUB CAPITAL BDC 4, INC.

(Exact name of Registrant as Specified in Its Charter)

maryland	814-01504	88-1608711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 14, 2023, Golub Capital BDC 4, Inc. (the “Company”) and Golub Capital BDC 4 Funding LLC (“GBDC 4 Funding”), a direct, wholly owned subsidiary of the Company, entered into an increase notice and a second amendment (collectively and together with certain other documents executed concurrently, the “Second PNC Facility Amendment”) to the documents governing the revolving credit facility, initially entered into as of July 8, 2022, by and among the Company, GBDC 4 Funding, PNC Bank, National Association, as administrative agent for the secured parties, the collateral agent, and a lender, PNC Capital Markets LLC, as structuring agent, and the lenders from time to time party thereto (as amended, the “PNC Facility”). The Second PNC Facility Amendment was effective as of June 14, 2023.

The Second PNC Facility Amendment increases the borrowing capacity under the PNC Facility from $110.0 million to $145.0 million and updates the applicable margin to a range from 1.90% to 2.35%, depending on the degree of uncalled capital commitments coverage of the PNC Facility’s outstanding principal amount. The other material terms of the PNC Facility were unchanged.

The description above is only a summary of the material provisions of the Second PNC Facility Amendment and is qualified in its entirety by reference to a copy of the Second PNC Facility Amendment documents, which are filed as Exhibit 10.1 and Exhibit 10.2 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Second Amendment to Revolving Credit and Security Agreement, dated as of July 8, 2022, as amended by that certain first amendment to revolving credit and security agreement, dated as of April 7, 2023, by and among Golub Capital BDC 4, Inc., a Maryland corporation, Golub Capital BDC 4 Funding LLC, a Delaware limited liability company, PNC Bank, National Association, as Administrative Agent for the Secured Parties, the Collateral Agent and a Lender, PNC Capital Markets LLC, as Structuring Agent, and the other Lenders from time to time party thereto, dated as of June 14, 2023.
10.2*	Increase Notice Regarding that certain Revolving Credit and Security Agreement, dated as of July 8, 2022, as amended by that certain first amendment to revolving credit and security agreement, dated as of April 7, 2023, by and among Golub Capital BDC 4, Inc., a Maryland corporation, Golub Capital BDC 4 Funding LLC, a Delaware limited liability company, PNC Bank, National Association, as Administrative Agent for the Secured Parties, the Collateral Agent and a Lender, PNC Capital Markets LLC, as Structuring Agent, and the other Lenders from time to time party thereto, dated as of June 14, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 60 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 4, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC 4, Inc.

Date: June 20, 2023	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer